FOR IMMEDIATE RELEASE

UNITED COMMUNITY BANCORP ANNOUNCES

THE APPOINTMENT OF W. MICHAEL MCLAUGHLIN AS

CHIEF OPERATING OFFICER

Lawrenceburg, Indiana, June 26, 2014 — United Community Bancorp (the "Company") (Nasdaq: UCBA), the holding company for United Community Bank (the "Bank"), today announced the appointment, effective July 1, 2014, of W. Michael (“Mike”) McLaughlin as Executive Vice President, Chief Operating Officer and Corporate Secretary of the Company and the Bank. Mr. McLaughlin has served as Senior Vice President of the Bank, Operations since it was formed in April 1999 as result of the merger between Perpetual Federal Savings and Loan Association and Progressive Federal Savings Bank. Mr. McLaughlin also served as Executive Vice President for Perpetual Federal for five years prior to the merger. Prior to his appointment as Executive Vice President of Perpetual Federal, Mr. McLaughlin served as Senior Vice President, Operations at Perpetual Federal for eight years, after serving in other capacities at Perpetual Federal since 1983. He has served a member of numerous community service organizations in the Dearborn County and Lawrenceburg, Indiana area, and was born and raised in Lawrenceburg where he resides. Mr. McLaughlin is a graduate of Purdue University.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the year ended June 30, 2013 and subsequent quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the Securities and Exchange Commission's website (www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Contact:	United Community Bancorp

William F. Ritzmann, President and Chief Executive Officer

(812) 537-4822